Exhibit 99.1

Ozop Energy Solutions, Inc. Adds to its Advisory Board for OZOP ARC

Appoints Industry Expert Joshua Link

Warwick, NY, April 23rd, 2024 (GLOBE NEWSWIRE) — Ozop Energy Solutions, Inc. (OZSC), a leader in the renewable energy and innovative lighting solutions sector, is pleased to announce the appointment of Joshua Link to its advisory board for the OZOP ARC lighting controls system. This board is instrumental in guiding the strategic and operational directives of OZOP ARC, utilizing the expertise of industry veterans.

Joshua Link comes with a strong background in construction and engineering, having transitioned to the lighting industry in 2015. As a former project manager at New York Light Source Corp, Josh earned a reputation for his dynamic thinking, resourcefulness, and effective communication skills. Currently serving as the Director of Operations at Moxie Lighting, he applies these skills to prioritize customer needs and manage complex lighting projects and designs.

In his role at Moxie Lighting, Josh has been pivotal in overseeing operations and sales, enhancing the company’s market presence in the Upstate New York and Northern New Jersey area. His strategic approach and detailed understanding of the lighting industry’s operational challenges will provide valuable insights as OZOP ARC prepares for its upcoming market launch.

Brian Conway, CEO of Ozop Energy Solutions, Inc., stated, “Josh’s addition to our advisory board marks a significant enrichment of our team’s expertise. His extensive experience in project management and operations in the lighting industry aligns perfectly with our mission to innovate and expand. We are excited to have him on board and look forward to his contributions to the strategic development of OZOP ARC.”

The advisory board continues to focus on areas critical to the growth of OZOP ARC, such as technological innovation, market expansion, and strategic partnerships, aiming to solidify its position as a leader in the industry. With Joshua Link’s guidance, the board is set to influence the future trajectory of Ozop’s operations significantly.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

About Ozop Engineering and Design

Ozop Engineering and Design engineers energy efficient, easy to install and use, digital lighting controls solutions for commercial buildings, campuses, and sports complexes throughout North America. Products include relays panels, controllers, occupancy/vacancy sensors, daylight sensors and wall switch stations. Ozop has a dedicated design team that produces system drawings and a technical support group for product questions and onsite system commissioning. Our mission is to be recognized for our deep understanding of power management systems and ability to provide the right solution for each facility.

www.ozopengineering.com

About Ozop Capital Partners

Ozop Capital Partners, Inc. is a wholly owned subsidiary of the Company, and wholly owns EV Insurance Company, Inc. (“EVIC”). EVIC, DBA Ozop Plus is licensed as a captive insurer that reinsures.

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Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

Investor Relations Contact – Ozop

The Waypoint Refinery, LLC

845-397-2956

www.thewaypointrefinery.com